EXHIBIT 10.3

FORM OF
INCENTIVE STOCK OPTION AWARD AGREEMENT

Granted by

CENTRAL PLAINS BANCSHARES, INC.

under the

CENTRAL PLAINS BANCSHARES, INC. 2024 EQUITY INCENTIVE PLAN

This Incentive Stock Option Award Agreement (“Option” or “Agreement”) is and will be subject in every respect to the provisions of the Central Plains Bancshares, Inc. 2024 Equity Incentive Plan (the “Plan”), which are incorporated herein by reference and made a part of this Agreement, subject to the provisions of this Agreement.  A copy of the Plan and related prospectus have been provided to each person granted a stock option pursuant to the Plan.  The holder of this Option (the “Participant”) hereby accepts the Option, subject to all the terms and provisions of the Plan and this Agreement, and agrees that all decisions under and interpretations of the Plan and this Agreement by the Committee appointed to administer the Plan (the “Committee”) or the Board of Directors of Central Plains Bancshares, Inc. will be final, binding and conclusive upon the Participant and the Participant’s heirs, legal representatives, successors and permitted assigns.  Except where the context otherwise requires, the term “Company” means Central Plains Bancshares, Inc., including its present and future subsidiaries as defined in Section 424(e) and 424(f) of the Internal Revenue Code of 1986, as amended from time to time (“Code”).  Capitalized terms used herein but not defined will have the same meaning as in the Plan.

1.	Name of Participant:_________________________

2.	Date of Grant:_________________________

3.	Total number of shares of Company common stock, $0.01 par value per share, that may be acquired pursuant to this Option:_____ (subject to adjustment pursuant to Section 9 hereof).

•
This Award is intended to be an Incentive Stock Option. The Option will be an Incentive Stock Option to the maximum extent permitted under Code Section 422(d), which means that up to $100,000 of Options that vest in any one calendar year will be Incentive Stock Options (based on the Exercise Price of the Option).

•
Please note that for purposes of determining the maximum number of Options that can vest in any one calendar year as Incentive Stock Options, the Options granted to you pursuant to this Agreement that vest in a calendar year will be aggregated with any earlier Option grant you received that vest in the same calendar year.  If you vest in the maximum number of Incentive Stock Options in which you are permitted to vest for a calendar year under a prior stock option agreement, any Options that you receive under this Agreement that vest in the same calendar year will be considered Non-Qualified Options.

4.	Exercise price per share:_________________________ (subject to adjustment pursuant to Section 9 hereof)

5.	Expiration Date of Option: _________, 20 . Notwithstanding anything in this Agreement to the contrary, no part of this Option may be exercised at any time on or after the expiration date.
6.
Vesting Schedule.  Unless sooner vested in accordance with the terms of the Plan and this Agreement, the Option granted hereunder will vest (i.e., become exercisable) in accordance with the following schedule:

Vesting Date Number of Options Exercisable

7.
Exercise Procedure and Delivery of Notice of Exercise of Option.  This Option may be exercised in whole or in part by the Participant’s delivery to the Company of written notice (the “Notice of Exercise of Option” attached hereto as Exhibit A or as otherwise acceptable to the Company) setting forth the number of shares with respect to which this Option is to be exercised, together with payment by cash or other means acceptable to the Committee and in accordance with the Plan.

8.
Delivery of Shares.  Delivery of shares of Stock upon the exercise of this Option will comply with all applicable laws (including the requirements of the Securities Act of 1933, as amended) and the applicable requirements of any securities exchange or similar entity.

9.
Adjustment Provisions.  This Option, including the number of shares subject to the Option and the Exercise Price, will be adjusted upon the occurrence of the events specified in, and in accordance with the provisions of Section 3.4 of the Plan.

10.
Accelerated Vesting and Exercisability Period.

Notwithstanding the vesting schedule set forth in Section 6 of this Agreement, the vesting and exercisability of this Option upon a Termination of Service in certain events will be as follows:

10.1
Death.  In the event of the Participant’s Termination of Service by reason of death, any unvested portion of this Option will vest and become exercisable, and any unexercised portion of the Option may thereafter be exercised by the Participant’s legal representative or beneficiary for a period of one (1) year from the Participant’s death, but in no event beyond the expiration date of the Option.

10.2
Disability.  In the event of the Participant’s Termination of Service by reason of the Participant’s Disability, any unvested portion of this Option will vest and become exercisable, and any unexercised portion of the Option may thereafter be exercised by the Participant or the Participant’s legal representative for a period of one (1) year from the Participant’s death, but in no event beyond the expiration date of the Option.

10.3
Termination of Service at or Following Change in Control.  In the event of the Participant’s Involuntary Termination of Service at or following a Change in Control, any unvested portion of the Option will vest and become exercisable, and any unexercised portion of the Option may be exercised by the Participant or the Participant’s legal representative for a period of one (1) year from the Participant’s death, but in no event beyond the expiration date of the Option.

10.4	Termination for Cause. In the event of the Participant’s Termination of Service for Cause, all Options subject to this Agreement that have not been exercised will immediately expire and be forfeited.

10.5
Retirement.  In the event of the Participant’s Termination of Service by reason of the Participant’s Retirement, vested Options may be exercised for a period of one (1) year from the date of Termination of Service. Options that have not vested will expire and be forfeited on the date of Termination of Service by reason of Retirement.  “Retirement” has the meaning set forth in Article 8 of the Plan.

10.6
Other Termination.  In the event of the Participant’s Termination from Service for any reason other than due to death, Disability, Involuntary Termination at or following a Change in Control, or for Cause, this Option may thereafter be exercised, only to the extent it was exercisable at the time of the termination and may be exercised for a period of three (3) months year from the Participant’s Termination of Service, but in no event beyond the expiration date of the Option.

11.
Incentive Stock Option Treatment.  The Incentive Stock Option granted hereunder is subject to the requirements of Code Section 421.  No Option will be eligible for treatment as an Incentive Stock Option in the event the Option is exercised more than three (3) months following Termination of Service (except in the case of Termination of Service due to Disability, in which case, one year).  To obtain Incentive Stock Option treatment for Options exercised by heirs or devisees of the Participant, the Participant’s death must have occurred while the Participant was employed or within three (3) months of the Participant’s Termination of Service.

12.	Miscellaneous.

12.1	No Option will confer upon the Participant any rights as a stockholder of the Company prior to the date on which the individual fulfills all conditions for receipt of such rights.

12.2	Except as otherwise provided for in the Plan, this Agreement may not be amended or otherwise modified unless evidenced in writing and signed by the Company and the Participant.

12.3
Except as otherwise provided by the Committee, Incentive Stock Options under the Plan are not transferable except (i) as designated by the Participant by will or by the laws of descent and distribution; (ii) to a trust established by the Participant; or (iii) between spouses incident to a divorce or pursuant to a domestic relations order, provided, however,  that in the case of a transfer described under (iii), the Option will not qualify as an Incentive Stock Option as of the day of the transfer.

12.4
Under current tax laws, an Option that is exercised as an Incentive Stock Option is not subject to tax withholding so long as it is held for the requisite holding period, which is two (2) years from the grant date of the Option and more than one (1) year from the date of exercise.

12.5	This Agreement will be governed by and construed in accordance with the laws of the State of Nebraska.

12.6	The granting of this Option does not confer upon the Participant any right to be retained in the service of the Company or any of its subsidiaries.

12.7	This Option is subject to forfeiture and clawback in accordance with the provisions of Sections 7.17 and 7.20 of the Plan.

12.8
The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding the Participant’s participation in the Plan, or the Participant’s acquisition or sale of the underlying shares.  The Participant is hereby advised to consult with his or her own personal tax, legal and financial advisors regarding the Participant’s participation in the Plan before taking any action related to the Plan.

12.9
This Option is subject to all laws, regulations and orders of any governmental authority which may be applicable thereto and, notwithstanding any of the provisions hereof, the Company will not be obligated to issue any shares of stock hereunder if the issuance of such shares would constitute a violation of any such law, regulation or order or any provision thereof.

12.10	In the event of a conflict between the terms of this Agreement and the Plan, the terms of Plan will control.

12.11	This Agreement shall be binding upon any successor of the Company, in accordance with the terms of the Agreement and the Plan.

[Signature Page to Follow]

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed in its name and on its behalf as of the date of grant of this Option set forth above.

CENTRAL PLAINS BANCSHARES, INC.

 Name: _______________________________
Title:_________________________________

PARTICIPANT’S ACCEPTANCE
The undersigned hereby accepts the foregoing Option and agrees to the terms and conditions hereof, including the terms and provisions of the Central Plains Bancshares, Inc. 2024 Equity Incentive Plan.  The undersigned hereby acknowledges receipt of a copy of the Central Plains Bancshares, Inc. 2024 Equity Incentive Plan and related prospectus.

PARTICIPANT

 Name: _________________________________

Signature Page to Incentive Stock Option Award Agreement

EXHIBIT A
NOTICE OF EXERCISE OF OPTION

I, ______________________________, hereby exercise the stock option (the “Option”) granted to me by Central Plains Bancshares, Inc. (the “Company”) or its affiliate, subject to all the terms and provisions set forth in the Incentive Stock Option Award Agreement (the “Agreement”) and the Central Plains Bancshares, Inc. 2024 Equity Incentive Plan (the “Plan”) referred to therein, and notify you of my desire to purchase __________________ shares of common stock of the Company (“Common Stock”) for a purchase price of $________ per share.

I elect to pay the exercise price by:

___	Cash or personal, certified or cashier’s check in the sum of $_______, in full/partial payment of the purchase price.
___	Stock of the Company with a fair market value of $______ in full/partial payment of the purchase price.*
___	My check in the sum of $_______ and stock of the Company with a fair market value of $______, in full/partial payment of the purchase price.*

___	A net settlement of the Option, using a portion of the shares obtained on exercise in payment of the exercise price of the Option (and, if applicable, any minimum required tax withholding).
___	Selling ______ shares from my Option shares through a broker in full/partial payment of the purchase price.
I understand that after this exercise, ____________ shares of Common Stock remain subject to the Option, subject to all terms and provisions set forth in the Agreement and the Plan.
I hereby represent that it is my intention to acquire these shares for the following purpose:
___ investment
___ resale or distribution

Please note: if your intention is to resell (or distribute within the meaning of Section 2(11) of the Securities Act of 1933, as amended (the "Securities Act"), the shares you acquire through this Option exercise, the Company or transfer agent may require an opinion of counsel that such resale or distribution would not violate the Securities Act prior to your exercise of such Option.
Date: _______________, 20___      _________________________________________
Participant’s signature

*   If I elect to exercise by exchanging shares I already own, I will constructively return shares that I already own to purchase the new option shares.  If my shares are in certificate form, I must attach a separate statement indicating the certificate number of the shares I am treating as having exchanged.  If the shares are held in “street name” by a registered broker, I must provide the Company with a notarized statement attesting to the number of shares owned that will be treated as having been exchanged.  I will keep the shares that I already own and treat them as if they are shares acquired by the option exercise.  In addition, I will receive additional shares equal to the difference between the shares I constructively exchange and the total new option shares that I acquire.